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                                                                   Exhibit 23.7


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 8, 1998, with respect to the Statement of Revenue and Certain Expenses of Corporate 500 Centre, Phase I and II for the year ended December 31, 1996, included in the Current Report on Form 8-K dated January 14, 1998, both filed with the Securities and Exchange Commission.


                                                      /s/ GRANT THORNTON LLP
                                                      GRANT THORNTON LLP





Chicago, Illinois
February 24, 1998